UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2010

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on June 16, 2010. The Company’s shareholders voted on three proposals presented at the meeting and all three received the requisite number of votes to pass. The results of the shareholders’ votes on the three proposals are as follows:

Proposal I – Election of the following trustees to annual terms expiring in 2011 was approved by the following vote:

Nominee	For	Withheld	Broker Non-Votes
John W. Alexander	210,923,395	32,792,087	12,665,158
Charles L. Atwood	216,548,744	27,166,738	12,665,158
Linda Walker Bynoe	238,362,660	5,352,822	12,665,158
Boone A. Knox	239,717,751	3,997,731	12,665,158
John E. Neal	240,777,236	2,938,246	12,665,158
David J. Neithercut	240,132,787	3,582,695	12,665,158
Mark S. Shapiro	239,873,776	3,841,706	12,665,158
Gerald A. Spector	235,096,212	8,619,270	12,665,158
B. Joseph White	210,378,139	33,337,343	12,665,158
Samuel Zell	232,715,351	11,000,131	12,665,158

Proposal II – The ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2010, was approved by the following vote:

For	Against	Abstain
255,815,351	514,391	50,897

Proposal III – A non-binding shareholder proposal relating to majority voting for trustee elections was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
138,219,901	105,230,117	265,464	12,665,158

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: June 21, 2010	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel